Exhibit 10.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

PIONEER ENERGY SERVICES CORP.

and

THE HOLDERS PARTY HERETO

Dated as of May 29, 2020

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of May 29, 2020 by and among Pioneer Energy Services Corp. (the “Company”), the holders of Company Securities identified on Schedule I hereto (collectively, the “Initial Securityholders”) and any other Person who shall at any time be a party to or bound by this Agreement as a result of the execution and delivery to the Company of a Joinder substantially in the form attached as Annex A (a “Joinder”), in accordance with the terms hereof (collectively, the “Subsequent Securityholders” and together with the Initial Securityholders, the “Securityholders”).

RECITALS:

WHEREAS, on March 2, 2020, certain of the Company’s subsidiaries (collectively, the “Debtors”)1 filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (Houston Division) (the “Bankruptcy Court”);

WHEREAS, pursuant to a “prepackaged” plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”), as of the date hereof (the “Effective Date”), each of the Securityholders will be issued Common Stock (as defined below) and certain Securityholders will be issued Convertible Notes (as defined below);

WHEREAS, on May 11, 2020, the Bankruptcy Court entered an order confirming the Plan, including this Agreement to read as set forth herein;

WHEREAS, in accordance with the Plan, each of the Company and the Initial Securityholders desire to enter into this Agreement with respect to the registration rights, priorities and obligations of the Securityholders set forth herein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and each of the Securityholders hereby agree as follows:

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, if applicable, are as follows: Pioneer Energy Services Corp. (8619); Pioneer Coiled Tubing Services, LLC (6232); Pioneer Drilling Services, Ltd. (2497); Pioneer Fishing & Rental Services, LLC (4399); Pioneer Global Holdings, Inc. (4707); Pioneer Production Services, Inc. (1361); Pioneer Services Holdings, LLC (4706); Pioneer Well Services, LLC (7572); Pioneer Wireline Services Holdings, Inc. (6455); and Pioneer Wireline Services, LLC (2205). The headquarters for the above-captioned Debtors is 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209.

1. Definitions.

(a) As used herein, the following terms have the following meanings:

“Affiliate” shall mean, when used with reference to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person and, in respect of any Securityholder, any investment fund, vehicle or holding company of which such Securityholder or any Affiliate of such Securityholder serves as the general partner, managing member or discretionary manager or advisor; provided that limited partners, non-managing members or other similar direct or indirect investors in a Securityholder (in their capacities as such) shall not be deemed to be Affiliates of such Securityholder.

“Alternative Securities Exchange” means, excluding any National Securities Exchange, any other securities exchange or over-the-counter quotation system, including, without limitation, the NYSE MKT, the Nasdaq Capital Market, any quotation or other listing service provided by the OTC Markets Group or the Financial Industry Regulatory Authority, Inc., any “pink sheet” or other alternative listing service or any successor or substantially equivalent service to any of the foregoing.

“beneficially owned,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 and 13d-5 (or any successor rule then in effect) promulgated under the Exchange Act, except that in calculating the beneficial ownership of any Securityholder, such Securityholder shall be deemed to have beneficial ownership of all securities that such Securityholder has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The calculation of beneficial ownership for a Securityholder shall also include any securities beneficially owned by any Affiliates and Related Funds of such Securityholder.

“Block Sale” means the sale of Company Securities to one or more purchasers that are financial institutions in an underwritten offering registered under the Securities Act without a prior public marketing process by means of a bought deal or pursuant to an “overnight” underwritten offering.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Capital Stock” means the capital stock of the Company.

“Company Securities” means any Capital Stock or equity interests of the Company, including the Convertible Notes, the Common Stock and any other security convertible into or exercisable or exchangeable for such Capital Stock or equity interests of the Company, including any security, bond, note, indebtedness, warrant, option or other right or instrument exercisable for or exchangeable or convertible into such Capital Stock or equity interests.

“Common Stock” shall mean the shares of common stock, par value $0.01 per share, of the Company.

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Convertible Notes” means the Company’s 5% Convertible Senior Unsecured PIK Notes due 2025, issued pursuant to the Convertible Notes Indenture.

“Convertible Notes Indenture” means the indenture dated as of the date hereof between the Company and Wilmington Trust, National Association, as trustee, in respect of the Company’s 5% Convertible Senior Unsecured PIK Notes due 2025.

“Counsel to the Securityholders” means the legal counsel, which shall be experienced in the federal securities laws, to the Securityholders selected (i) in the case of a Demand Registration or Shelf Takedown, by the Securityholders beneficially owning a majority of the Registrable Securities (on an as converted to Common Stock basis) initially requesting such Demand Registration or Shelf Takedown; (ii) in the case of a Piggyback Registration, the Securityholders beneficially owning a majority of the Registrable Securities (on an as converted to Common Stock basis) requested to be included in such Piggyback Registration; and (iii) in the case of a Shelf Registration, by the Securityholders beneficially owning a majority of the Registrable Securities (on an as converted to Common Stock basis) to be included in such Shelf Registration.

“Effective Date” has the meaning assigned to such term in the Plan, and is the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Registration” means a registration of the Company’s equity securities (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company or any of its subsidiaries pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form), (iii) involving shares issued as consideration for the acquisition by the Company of another Person or in respect of an employee benefit or dividend reinvestment plan, or (iv) pursuant to a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any subsidiary that are convertible for equity securities and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such notes and sell the equity securities into which such debt securities may be converted.

“FINRA” means the Financial Industry Regulatory Authority or any successor regulatory authority.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole.

“National Securities Exchange” means The Nasdaq Global Market, The Nasdaq Global Select Market or The New York Stock Exchange.

“Ownership Percentage” means, with respect to any Securityholder at any time, a fraction, (x) the numerator of which is the total number of outstanding shares of Voting Stock beneficially owned by such Securityholder at such time and (y) the denominator of which is the total number of shares of outstanding Voting Stock at such time. For all purposes of determining a Securityholder’s Ownership Percentage, all shares of Voting Stock beneficially owned by such Securityholder’s Affiliates and Related Funds shall be deemed to be beneficially owned by such Securityholder at such time (disregarding for purposes of such determination of Ownership Percentage any impact of the Restricted Ownership Percentage (as such term is defined in the Convertible Notes Indenture) applicable to such Securityholder and its Affiliates and Related Funds).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Public Offering” means any sale or distribution to the public of Company Securities pursuant to an underwritten offering registered under the Securities Act, whether by the Company, by any Securityholders and/or by any other holders of Company Securities, including a Block Sale.

“Qualified IPO” means a firm commitment underwritten initial Public Offering of shares of Common Stock that provides for at least $100 million in gross proceeds to the Company and, immediately after such Public Offering, the Common Stock is quoted or listed for trading on a National Securities Exchange.

“Registrable Securities” means at any time, (i) the Convertible Notes and the Common Stock of the Company held or beneficially owned by any Securityholder, including any Common Stock beneficially owned by such Securityholder’s Affiliates and Related Funds and (ii) any Common Stock issued or issuable upon the conversion, exercise or exchange, as applicable, of the Convertible Notes or any other securities or interests of the Company held or beneficially owned by such Securityholder, its Affiliates and its Related Funds and any Common Stock or other securities issued as or pursuant to (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as or pursuant to) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) or (ii) above; provided, however, that as to any Registrable Securities, such securities shall irrevocably cease to constitute Registrable Securities upon the earliest to occur of (A) the date on which such securities have been disposed of pursuant to an effective Registration Statement under the Securities Act, (B) the date on which such securities have been disposed of pursuant to Rule 144, (C) the date that is the later of (i) the date on which such Securityholder beneficially owns less than 5% of the Voting Stock and (ii) the date on which such Securityholder may effect the sale or other disposition of such securities without registration under the Securities Act and without regard to volume and manner of the sale requirements under Rule 144 and (D) such Registrable Securities are held by the Company or one of its subsidiaries.

“Registration Date” means the date on which the Company becomes subject to Section 13(a) or Section 15(d) of the Exchange Act.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Related Fund” means with respect to any Person, an Affiliate of such Person or any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by any Securityholder, an Affiliate thereof or the same investment manager, advisor or sub-advisor as the Securityholder or an Affiliate of such investment manager, advisor or sub-advisor.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule then in effect).

“Rule 144A” means Rule 144A promulgated under the Securities Act (or any successor rule then in effect).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Voting Stock” shall mean Common Stock and the Convertible Notes, provided that the amount of shares of Voting Stock outstanding in respect of the Convertible Notes shall be determined by giving effect, immediately prior to the relevant date of determination, to the conversion of the Convertible Notes into Common Stock in accordance with Article 14 of the Convertible Notes Indenture assuming “Physical Settlement” (as defined in the Convertible Notes Indenture).

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Bankruptcy Code	Preamble
Bankruptcy Court	Preamble
Company	Preamble
Company Demand Registration Notice	2(a)
Company Shelf Takedown Notice	3(a)
Covered Notice	9(e)
Debtors	Preamble
Demand Registration	2(a)
Demand Registration Notice	2(a)
Due Diligence Information	8(a)(xii)
Effective Date	Preamble
End of Suspension Notice	7(b)
Form S-1 Shelf	3(a)
Form S-3 Shelf	3(a)
IPO	2(a)
Joinder	Preamble
Lock-Up Agreement	11(b)
Long-Form Registration	2(a)
Losses	12(a)
MFN Release	11(d)
Opt-Out Election	9(e)
Piggyback Registration	5(a)5(a)
Piggyback Registration Notice	5(a)
Plan	Recitals
Registration Expenses	10(a)
Restricted Period	11(a)
road show	12(a)
Sale Event	11(a)
Shelf Registration Statement	3(a)
Shelf Supplement	4(b)
Shelf Takedown	4(a)
Shelf Takedown Notice	4(a)
Short-Form Registration	2(a)
Securityholder	Preamble
Subsequent Securityholders	Preamble
Suspension Event	7(b)
Suspension Notice	7(b)
Withdrawal Request	7(c)

2. Demand Registration.

(a) Any time after the date of this Agreement one or more Securityholders with an aggregate Ownership Percentage of least 30% (the “Demand Ownership Threshold”) (provided that after the Company’s initial Public Offering (the “IPO”), such Demand Ownership Threshold shall decrease to 15%) may request that the Company file a Registration Statement to effect the registration and sale under the Securities Act, including a Public Offering, of all or any portion of the Registrable Securities held by such requesting party or parties on Form S-1 or any successor thereto (a “Long-Form Registration”) or, if available, a Form S-3 or any successor thereto (a “Short-Form Registration” and, together with each Long-Form Registration and Shelf Registration (as defined below), a “Demand Registration”); provided, however, that the Company shall not be obligated to effect (i) more than three (3) such Demand Registrations and underwritten Shelf Takedowns, taken together, in any 12-month period in the aggregate for all requesting Securityholders and (ii) any Demand Registration with respect to which the requesting Securityholder (or requesting Securityholders, as the case may be) proposes to sell Registrable Securities in such Demand Registration at an anticipated aggregate offering price (calculated based upon the market price of the Registrable Securities on the date on which the Company receives the written request for such Demand Registration) to the public of less than $10.0 million unless such Demand Registration includes all of the then-outstanding Registrable Securities.

(b) Such request for a Demand Registration shall be made by giving written notice to the Company (a “Demand Registration Notice”), which shall specify the number of Registrable Securities required to be included in the Demand Registration and whether or not such Demand Registration will involve a Public Offering. Upon receipt of any Demand Registration Notice, the Company shall promptly (but in no event later than ten (10) days following receipt thereof) give written notice to all Securityholders holding Registrable Securities of receipt of such Demand Registration Notice (a “Company Demand Registration Notice”) and, subject to the provisions of Section 6, shall include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after sending the Company Demand Registration Notice.

(c) The Company shall use commercially reasonable efforts to prepare and file with (or confidentially submit to) the Commission, within forty-five (45) days after receipt of the Demand Registration Notice, a Registration Statement on Form S-1 or, if applicable, Form S-3 covering all Registrable Securities the requesting Securityholders and other Securityholders have requested be included in such Demand Registration and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective and to commence the Public Offering, if applicable, as promptly as practicable. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form registration statement under the rules and regulations of the Securities Act, unless the underwriters, if any, in their reasonable discretion, determine that the use of a Long-Form Registration is necessary in order for the successful offering of such Registrable Securities. The Registration Statement may include Common Stock of the Company to be sold by the Company for its own account.

(d) If the Demand Registration is requested by Securityholders, the initial requesting Securityholders that beneficially own a majority of the Registrable Securities (on an as converted to Common Stock basis) initially requested to be included in the Demand Registration shall (i) select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such Public Offering and (ii) if the Common Stock is not then listed on any National Securities Exchange, select the National Securities Exchange the Common Stock is to be listed upon. Notwithstanding the foregoing, any investment banking firm selected pursuant to this Section 2(d) will be subject to the reasonable approval of the Company.

3. Shelf Registration.

(a) Following the earlier to occur of (1) the six-month anniversary of the date of this Agreement and (2) the Company becoming eligible to file a shelf registration statement on Form S-3, the Company will use commercially reasonable efforts to file a shelf registration statement (a “Shelf Registration Statement”) on Form S-1 or any successor thereto (a “Form S-1 Shelf”) or, if available, Form S-3 or any successor thereto (a “Form S-3 Shelf” and, together with each Form S-1 Shelf, a “Shelf Registration”), registering the resale of all of the Registrable Securities held by the Securityholders, on a delayed or continuous basis. The Company will use commercially reasonable efforts to cause such Shelf Registration to be declared effective as promptly as practicable after filing.

(b) The Company shall maintain the effectiveness of the Shelf Registration and replace such Shelf Registration as necessary until the date on which all Registrable Securities included in the Shelf Registration have been sold or otherwise cease to be Registrable Securities. The Company shall use its commercially reasonable efforts to convert any Form S-1 Shelf to a Form S-3 Shelf as soon as reasonably practicable after the Company becomes eligible to use Form S-3.

4. Shelf Takedowns.

(a) At any time that a Shelf Registration Statement is effective, any Securityholder may request to sell all or any portion of its Registrable Securities included in the Shelf Registration in a Public Offering (each, a “Shelf Takedown”). Such request for a Shelf Takedown shall be made by giving written notice to the Company (a “Shelf Takedown Notice”), which shall specify the number of Registrable Securities proposed to be sold in the Shelf Takedown as well as whether the Registrable Securities are proposed to be sold in a Block Sale (if so requested, a “Securityholder Block Sale”). Except in connection with a Securityholder Block Sale, upon receipt of any Shelf Takedown Notice, the Company shall promptly (but in no event later than five (5) days following receipt thereof) give written notice to all Securityholders of receipt of such Shelf Takedown Notice (a “Company Shelf Takedown Notice”) and shall include, subject to the provisions of Section 6, in such Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after sending the Company Shelf Takedown Notice.

(b) The Company shall commence the Public Offering and prepare and file with the Commission, as soon as practicable after the date on which it received the Shelf Takedown Notice, any amendments or supplements (each, a “Shelf Supplement”) to the applicable Shelf Registration Statement to enable the Registrable Securities included in the Shelf Takedown to be offered and sold and, if such Shelf Supplement is an amendment to such Shelf Registration Statement, shall use its reasonable best efforts to cause such Shelf Supplement to be declared effective by the Commission as soon as practicable.

(c) The initial requesting Securityholders that beneficially own a majority of the Registrable Securities initially requested to be included in the Shelf Takedown shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such Public Offering. Notwithstanding the foregoing, any investment banking firm selected pursuant to this Section 4(c) will be subject to the reasonable approval of the Company.

(d) Notwithstanding any of the foregoing provisions of this Section 4, the Company shall not be obligated to effect an underwritten Shelf Takedown or Securityholder Block Sale within thirty-five (35) days after the pricing of a previous Securityholder Block Sale or within sixty (60) days after the pricing of a previous underwritten Shelf Takedown or Demand Registration and the Registrable Securities requested to be sold by the Securityholders in such underwritten Shelf Takedown or Securityholder Block Sale shall have an anticipated aggregate gross offering price (before deducting underwriting discounts and commission) of at least $10 million or $7 million, respectively, and provided, further, that the Company shall not be obligated to effect more than three (3) Demand Registrations and underwritten Shelf Takedowns, taken together, in any 12-month period in the aggregate for all requesting Securityholders.

5. Piggyback Registration.

(a) Whenever the Company proposes to register any of its equity securities under the Securities Act or conduct a Public Offering of registered securities for its own account or the account of any security holder of the Company (other than a Securityholder Block Sale, a Demand Registration, a Shelf Registration or a Shelf Takedown or pursuant to an Excluded Registration) on a form which would permit the registration or offering of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than five (5) Business Days prior to the filing of such Registration Statement or commencement of such Public Offering) to all holders of Registrable Securities of its intention to effect such Piggyback Registration (the “Piggyback Registration Notice”). The Company shall, subject to the provisions of Section 6(b) below, include in such Piggyback Registration all Registrable Securities beneficially owned by Securityholders on the date of the Piggyback Registration Notice with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date of the Piggyback Registration Notice.

6. Priority in Public Offerings.

(a) For any Demand Registration or Shelf Takedown involving a Public Offering, if the managing underwriter of such Demand Registration or Shelf Takedown advises the Company and Securityholders of Registrable Securities in writing that in its reasonable and good faith opinion the number of Registrable Securities and other Company Securities if any, requested to be included in such Demand Registration or Shelf Takedown exceeds the number of Registrable Securities and other Common Stock, if any, that can be reasonably sold without adversely affecting the proposed offering price range acceptable to the Securityholders beneficially owning a majority of the Registrable Securities (on an as converted to Common Stock basis) initially requesting such Demand Registration or Shelf Takedown, the Company shall thereafter include in such Demand Registration or Shelf Takedown (A) first, the Registrable Securities beneficially owned by the Securityholders initiating such Demand Registration or Shelf Takedown, allocated on a pro rata basis on the basis of the number of Registrable Securities owned by such Securityholders; (B) second, the Registrable Securities beneficially owned by any other Securityholders requesting inclusion in such Demand Registration or Shelf Takedown, allocated on a pro rata basis among them on the basis of the number of Registrable Securities owned by such other Securityholders; (C) third, any Company Securities to be sold by the Company for its own account and requested to be included in such Demand Registration or Shelf Takedown; and (D) fourth, any other Company Securities requested to be included in such Demand Registration or Shelf Takedown.

(b) For any Piggyback Registration involving a Public Offering, if the managing underwriter of such Piggyback Registration advises the Company and holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of Registrable Securities and other securities, if any, requested to be included in such Piggyback Registration exceeds the number of Registrable Securities and other securities, if any, that can be reasonably sold without adversely affecting the proposed offering price range acceptable to the Company, the Company shall thereafter include in such Piggyback Registration (i) in the case of an offering initiated by the Company (A) first, any Company Securities to be sold by the Company for its own account requested to be included in such Piggyback Registration; (B) second, the Registrable Securities beneficially owned by the Securityholders requesting inclusion in such Piggyback Registration, allocated on a pro rata basis among the respective Securityholders on the basis of the number of Registrable Securities owned by such Securityholders and (C) third, other Company Securities requested to be included in such Piggyback Registration and (ii) in the case of an offering not initiated by the Company, (A) first, the Company Securities owned by the Securityholders initiating such offering, allocated on a pro rata basis among such initiating Securityholders on the basis of the number of Company Securities included in the applicable Registration Statement owned by such Securityholders, (B) second, the Registrable Securities beneficially owned by the Securityholders requesting inclusion in such Piggyback Registration, allocated on a pro rata basis among the respective Securityholders on the basis of the number of Registrable Securities owned by such Securityholders (on an as converted to Common Stock basis); (C) third, any Company Securities to be sold by the Company for its own account requested to be included in such Piggyback Registration; and (D) fourth, other Company Securities requested to be included in such Piggyback Registration.

7. Postponement; Suspensions; Withdrawals.

(a) Postponement. The Company may suspend for up to forty-five (45) days (i) the filing, effectiveness or use of a Registration Statement for any Demand Registration or Shelf Supplement for any Shelf Takedown or (ii) the continued use of any other Registration Statement filed and declared effective pursuant to this Agreement if the Board of Directors determines in good faith, after consultation with its legal counsel, that the offer or sale of Registrable Securities would reasonably be expected to (i) have a Material Adverse Effect on any proposal or plan by the Company or any of its subsidiaries to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing, offering or other transaction involving the Company or any of its subsidiaries; or (ii) require the premature disclosure of material non-public information that the Company has a bona fide business purpose in preserving as confidential; provided, however, that in no event shall the Securityholders be suspended from selling Registrable Securities for a period that exceeds an aggregate of 90 days in any 365-day period.

(b) Suspension. In the event that the Board of Directors determines to postpone the filing, effectiveness or use of any Registration Statement or Shelf Supplement or suspend the use of any Registration Statement filed and declared effective pursuant to this Agreement pursuant to this Section 7 (a “Suspension Event”), the Company shall give a notice to the Securityholders of Registrable Securities included or to be included in such Registration Statement or Shelf Supplement (a “Suspension Notice”), which shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A Securityholder shall not sell any Registrable Securities pursuant to such Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Securityholders may recommence sales of Registrable Securities pursuant to the Registration Statement following further written notice to such effect (an “End of Suspension Notice”) from the Company, and such End of Suspension Notice shall be given by the Company to the Securityholders promptly following the conclusion of any Suspension Event.

(c) Withdrawal Requests. Any Securityholder may withdraw its request for inclusion of Registrable Securities in a Registration Statement or Shelf Supplement by giving written notice to the Company of its intention to remove its Registrable Securities from such Registration Statement or Shelf Supplement within two (2) Business Days before the earlier of (i) the expected date of the commencement of marketing efforts for the Public Offering in connection with such Registration Statement or (ii) the effectiveness of the Registration Statement (a “Withdrawal Request”). The Company shall pay all Registration Expenses in connection with any Registration Statement subject to a Withdrawal Request.

8. Company Undertakings.

(a) Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall promptly:

(i) use commercially reasonable efforts to effect the registration and sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof;

(ii) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Securityholders whose Registrable Securities are requested to be included in the Registration Statement copies of all such documents, other than exhibits, documents that are incorporated by reference and such documents that are otherwise publicly available on the Electronic Data Gathering, Analysis, and Retrieval system maintained by the Commission (“EDGAR”), proposed to be filed and provide Counsel to the Securityholders with a reasonable opportunity to review and comment on such documents of no less than five (5) Business Days;

(iii) prepare and file with the Commission a Registration Statement with regard to such Registrable Securities as soon as reasonably practicable but not later than the time required hereby and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon thereafter as is reasonably practicable;

(iv) (A) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and, if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (B) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (C) comply in all material respects with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; and (D) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any federal or state governmental authority;

(v) furnish to each seller of Registrable Securities, and the managing underwriters, if any, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement and all exhibits and other documents filed therewith as such seller or such managing underwriters, if any, shall reasonably request to facilitate the disposition of the Registrable Securities owned by such seller and a copy of any and all transmittal letters or other correspondence to or received from the Commission or any other governmental authority relating to such offer; provided, that the Company, in its discretion, may satisfy its obligation to furnish any such documents to the Securityholders and underwriters by filing such documents with the Commission so they are publicly available on EDGAR;

(vi) (A) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests in writing, (B) keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (C) do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);

(vii) notify each selling Securityholder, the managing underwriters and Counsel to the Securityholders at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act upon the happening of any event as a result of which the Prospectus relating to such Registration Statement or any document incorporated or deemed to be incorporated therein by reference, contains an untrue statement of a material fact or omits any material fact necessary to make the Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, or document, and, at the request of any such seller and subject to Section 4(a) hereof, and shall promptly prepare a supplement or amendment to such Prospectus, furnish copies of such supplement or amendment to each seller of such Registrable Securities, Counsel to the Securityholders and the managing underwriters, if any, as the same shall reasonably request and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading,

(viii) notify each selling Securityholder, the managing underwriters, if any, and Counsel to the Securityholders as soon as the Company (A) becomes aware of any comments or inquiries by the Commission or any requests by the Commission or any federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus covering Registrable Securities or for additional information relating thereto, (B) becomes aware of the issuance, or receives a written threat of issuance, by the Commission of any stop order suspending, or a written statement threatening to suspend, the effectiveness of a Registration Statement covering the Registrable Securities or (C) receives any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose;

(ix) use reasonable best efforts (A) to cause the Common Stock (including any Common Stock underlying any Registrable Securities) to be listed on any National Securities Exchange duly selected by Securityholders in accordance herewith, in accordance with the applicable National Securities Exchange or Alternative Securities Exchange listing requirements, and (B), if the Common Stock is then listed on a National Securities Exchange or included for quotation on an Alternative Securities Exchange, to cause all such Registrable Securities continue to be so listed or included;

(x) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(xi) in connection with any Public Offering: (A) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Securityholders beneficially owning a majority of the Registrable Securities initially requested to be sold or the underwriters, if any, reasonably request in order to facilitate the disposition of such Registrable Securities and provide commercially reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other customary selling or other informational meetings organized by the underwriters, if any; and (B) use commercially reasonable efforts to obtain and cause to be furnished to the managing underwriters a signed counterpart of (i) one or more comfort letters from the Company’s independent public accountant(s) in customary form and covering such matters of the type customarily covered by comfort letters and (ii) a legal opinion and negative assurance letter of counsel to the Company addressed to the relevant underwriters in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters reasonably request;

(xii) upon reasonable notice and during normal business hours, make available for inspection by a representative appointed by the Securityholders of a majority of Registrable Securities proposed to be included in any Public Offering pursuant to a Registration Statement, Counsel to the Securityholders, and any underwriter participating in any Public Offering pursuant to such Registration Statement, as applicable, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Person in connection with such Public Offering, and make themselves available at mutually convenient times to discuss the business of the Company and other matters reasonably requested by any such Person in connection with such Public Offering to enable them to exercise their due diligence responsibility, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company;

(xiii) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts to (A) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (B) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(xiv) provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities (or maintain existing CUSIP numbers for any Registrable Securities that previously obtained such a CUSIP number);

(xv) promptly notify in writing the participating Securityholders, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold, if any, (A) when such Registration Statement or related Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective; and (B) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(xvi) cooperate with each Securityholder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvii) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any Public Offering covered thereby);

(xviii) if requested by any participating Securityholder or the managing underwriters, if any, promptly include in a Prospectus Supplement or Registration Statement amendment such information regarding the Company or the offering as the Securityholder or managing underwriters, if any, may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such Registration Statement amendment as soon as reasonably practicable after the Company has received such request;

(xix) in the case of certificated Registrable Securities, cooperate with the participating Securityholders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each participating Securityholder that the Registrable Securities represented by the certificates so delivered by such Securityholder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Securityholders or managing underwriters, if any, may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities provided that nothing in this Agreement shall require the Company to issue securities in certificated form unless such securities are already in certificated form; and

(xx) use commercially reasonable efforts to take all other actions deemed necessary or advisable in the reasonable judgment of the Company to effect the registration and sale of the Registrable Securities contemplated hereby.

(b) The Company shall hold in confidence and not make any disclosure of information concerning a Securityholder provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws or the rules of any applicable securities exchange or other recognized trading market, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in, or is otherwise required to be included in, any Registration Statement or Prospectus pursuant to the Securities Act or any rule or regulation thereunder, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that to the extent permitted by law, it shall, upon learning that disclosure of such information concerning a Securityholder is sought in or by a court or governmental body of competent jurisdiction or through other means, use its reasonable best efforts to give prompt written notice to such Securityholder (or such Securityholder’s counsel) and allow such Securityholder, at the Securityholder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(c) As of the date hereof and except as provided pursuant to the Plan, the Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, including securities convertible, exercisable or exchangeable into or for shares of any Capital Stock of the Company.

(d) With a view to making available certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, on and after the date the Company becomes a reporting company under the Exchange Act and until such date as no Securityholder owns any Registrable Securities, the Company shall:

(i) use commercially reasonable efforts to continue to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder; and

(ii) make available information necessary to comply with Section 4(a)(7) under the Securities Act and Rule 144 and Rule 144A promulgated under the Securities Act, if available, with respect to resales of the Registrable Securities under the Securities Act to the extent required from time to time to enable such Securityholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(7), Rule 144 and Rule 144A promulgated under the Securities Act, or any successor rules or regulations hereafter adopted by the Commission.

(e) At any time the Company is not required to file public reports with the Securities Exchange Commission, the Company will continue to provide such public reports on EDGAR until the later of (i) such date as no Securityholder owns any Registrable Securities; (ii) the third anniversary of the date of this Agreement; and (iii) such date as no Securityholder owns any Convertible Notes.

(f) The Company acknowledges and agrees that nothing in this Agreement shall prohibit the Securityholders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act.

9. Securityholder Undertakings.

(a) Each selling Securityholder that requests inclusion of its Registrable Securities in any Registration Statement shall furnish to the Company such information regarding such Securityholder and its plan and method of distribution of such Registrable Securities as the Company may, from time to time, reasonably request. The Company may refuse to proceed with the registration of such Securityholder’s Registrable Securities if such Securityholder unreasonably fails to furnish such information within a reasonable time after receiving such request.

(b) No Securityholder may participate in any Public Offering hereunder unless such Securityholder (i) agrees to sell its securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no Securityholder included in any Public Offering shall be required to (x) make any representations or warranties to the Company or the underwriters other than (A) representations and warranties regarding (1) such Securityholder’s ownership of its Registrable Securities to be sold or transferred, (2) such Securityholder’s power and authority to effect such transfer, and (3) such matters pertaining to compliance with securities laws as may be reasonably requested by the Company or the underwriters, and (B) such other representations, warranties and other provisions relating to such Securityholder’s participation in such Public Offering as may be reasonably requested by the underwriters, or (y) to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 12(b), or to the underwriters with respect thereto, except to the extent of the indemnification being given to the underwriters and their controlling Persons in Section 12(b).

(c) Each of the Securityholders shall hold in confidence and not make any disclosure of information regarding any other Securityholder included in any Company Demand Registration Notice, Company Shelf Registration Notice and Company Shelf Takedown Notice provided to such Securityholders pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws or the rules of any applicable securities exchange or other recognized trading market, (ii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iii) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Securityholders agree that to the extent permitted by law, such Securityholders shall, upon learning that disclosure of such information concerning another Securityholder is sought in or by a court or governmental body of competent jurisdiction or through other means, use such Securityholder’s reasonable best efforts to give prompt written notice to the other Securityholder (or such other Securityholder’s counsel) and allow such other Securityholder, at the other Securityholder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(d) In the case of a Shelf Takedown or Demand Registration involving a Public Offering requested by Securityholders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Securityholders beneficially owning a majority of the Registrable Securities initially requested to be included in such Public Offering.

(e) Notwithstanding anything to the contrary in this Agreement, any Securityholder may make a written election (an “Opt-Out Election”) to no longer receive from the Company any Company Demand Registration Notice, Company Shelf Registration Notice, Company Shelf Takedown Notice, Piggyback Registration Notice or Suspension Notice (other than a Suspension Notice with respect to a Registration Statement as to which such Securityholder’s Registrable Securities are, or have been requested to be, included in) (each, a “Covered Notice”), and, following receipt of such Opt-Out Election, the Company shall not be required to, and shall not, deliver any such Covered Notice to such Securityholder from the date of such Opt-Out Election and such Securityholder shall have no right to participate in any Registration Statement or Public Offering as to which such Covered Notices pertain. An Opt-Out Election shall remain in effect until it has been revoked in writing and received by the Company. A Securityholder who previously has given the Company an Opt-Out Election may revoke such election at any time, and there shall be no limit on the ability of a Securityholder to issue and revoke subsequent Opt-Out Elections. As of the date of this Agreement, the Securityholders listed on Schedule II hereto have given the Company an Opt-Out Election.

10. Registration Expenses.

(a) The Company shall pay all fees and expenses incurred in connection with registrations and Public Offerings made pursuant to this Agreement (excluding any underwriting discounts, fees or selling commissions or fees, or transfer taxes of any Securityholder, “Registration Expenses”), which shall include, without limitation, (i) all stock exchange, Commission, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws

(including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration) and other Persons retained by the Company and (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on a National Securities Exchange or Alternative Securities Exchange.

(b) The Company shall pay the reasonable fees and out-of-pocket expenses of one Counsel to the Securityholders, relating to or in connection with any registration or offering of Registrable Securities pursuant to this Agreement, as well as the reasonable fees and out-of-pocket expenses of any additional counsel retained by any Securityholder for the purpose of rendering a legal opinion on behalf of such Securityholder in connection with any Public Offering if the managing underwriters of such Public Offering or the Company reasonably request such legal opinion and Counsel to the Securityholders cannot reasonably provide such legal opinion due to legal jurisdiction or otherwise.

(c) The Company shall not be required to pay any underwriting fees, discounts and commissions, or any transfer taxes or similar taxes or charges, if any, attributable to the sale of Registrable Securities, and all such fees, discounts, commissions, taxes and charges related to any Registrable Securities shall be the sole responsibility of the Securityholders of such Registrable Securities.

11. Lock-Up Agreements.

(a) If reasonably requested by the Board of Directors, (i) each Securityholder that offers any Registrable Securities in an IPO or in any other Public Offering following an IPO, (ii) each Securityholder with an Ownership Percentage of at least 10% for whom the managing underwriter reasonably requests consistent with customary market practices (in the event of a Qualified IPO (whether or not participating therein)), and (iii) each of the Company’s executive officers and directors shall agree, for a period of up to 180 days following the date of the final prospectus in the case of an IPO or for a period of up to 90 days in the case of any other Public Offering following an IPO (the “Restricted Period”) not to (A) offer, sell, contract to sell (including any short sale), pledge, grant any option to purchase, transfer or otherwise dispose of (including sales pursuant to Rule 144 or Section 1145 of the Bankruptcy Code), directly or indirectly, any Company Securities (including Company Securities that may be deemed to be owned beneficially by such Securityholder in accordance with the rules and regulations of the Commission), (B) enter into a transaction that would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Company Securities, whether such transaction is to be settled by delivery of such Company Securities, in cash or otherwise (each of (A), (B) and (C) above, a “Sale Event”), or (D) publicly disclose the intention to enter into any Sale Event, unless the underwriters managing the IPO or Public Offering otherwise agree in writing in a Lock-Up Agreement pursuant to this Section 11.

(b) Any lock-up agreement (a “Lock-Up Agreement”) required pursuant to this Section 11 shall be addressed to the managing underwriters of such IPO or Public Offering and be in customary form and substance with customary exceptions as reasonably requested by such managing underwriters. Each Person that is required to execute a Lock-Up Agreement pursuant to this Section 11 agrees to execute a Lock-Up Agreement setting forth such party’s agreement not to engage in any Sale Events during the Restricted Period if reasonably requested by the managing underwriters of such Public Offering. Notwithstanding the foregoing, the Securityholders shall only be required to enter into Lock-Up Agreements pursuant to this Section 11 if each of the Company’s executive officers and directors have entered into and are bound by Lock-Up Agreements that are not less restrictive than the Securityholders’ Lock-Up Agreements.

(c) If reasonably requested by the managing underwriters for any IPO or Public Offering, the Company shall (i) agree to a customary lock up provision applicable to the Company in an underwriting agreement as reasonably requested by the managing underwriters for such IPO or Public Offering, including customary exceptions to be agreed in good faith between the Company and the managing underwriters for such IPO or Public Offering and (ii) use commercially reasonable efforts to cause each of its executive officers and directors, in each case, to enter into Lock-Up Agreements with the managing underwriters of such IPO Public Offering meeting the requirements of this Section 11.

(d) Any waiver of requirements or restrictions in this Section 11 that is granted by the underwriters to (i) any person or entity with an Ownership Percentage of at least 1% or (ii) any of the Company’s executive officers and directors, in each case, shall also apply to the same extent to all Securityholders for the same proportion of Company Securities waived for such other person (the “MFN Release”) unless such waiver is in connection with an underwritten offering pursuant to an effective SEC registration statement, all Securityholders shall be eligible to participate in such offering and the MFN Release shall only apply with respect to such Securityholder’s sales in such offering; provided, that the foregoing provision shall not apply until the underwriters have waived the requirements or restrictions in this Section 11 with respect to Company Securities having an aggregate value at least equal to 1.0% of the aggregate fair market value of the Common Stock then outstanding.

12. Indemnification; Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Securityholder registered pursuant to this Agreement, such Securityholder’s Affiliates, Related Funds, directors, officers, employees, members, managers, agents and any Person who controls any such Securityholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), any underwriter that facilitates the sale of the Registrable Securities and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act or

Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses (“Losses”) to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered, Prospectus, preliminary prospectus, any road show, as defined in Rule 433(h)(4) under the Securities Act (“road show”), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in the case of any Prospectus, preliminary prospectus or road show, in light of the circumstances under which they were made, to make the statements therein not misleading. The Company agrees to reimburse each such indemnified party for any reasonable legal or other out-of-pocket expenses incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Securityholder specifically for inclusion therein, including, without limitation, any notice and questionnaire or out of sales of Registrable Securities made during a Suspension Event after notice is given pursuant to Section 7 hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Indemnification by the Securityholders. Each Securityholder severally (and not jointly) shall indemnify and hold harmless the Company and each of its Affiliates, directors, officers, employees, members, managers, agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), any underwriter that facilitates the sale of Registrable Securities and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered, Prospectus, preliminary Prospectus, road show or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in the case of any Prospectus, preliminary prospectus or road show, in light of the circumstances under which they were made, to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information furnished to the Company by or on behalf of such Securityholder specifically for inclusion therein; provided, however, that the maximum amount to be indemnified by such Securityholder pursuant to this Section 12(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Securityholder in the registration to which such Registration Statement, Prospectus, preliminary prospectus or road show relates; provided, further, that a Securityholder shall not be liable in any case to the extent that prior to the filing of any such Registration Statement, Prospectus, preliminary prospectus or road show or any amendment thereof or supplement thereto, each Securityholder has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or the use of the Prospectus, preliminary prospectus or road show, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which any such Securityholder may otherwise have.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 12(c), notify the indemnifying party in writing of the commencement thereof; provided that failure of the indemnified party to notify the indemnifying party (i) will not relieve the indemnifying party from liability under Section 12(a) or Section 12(b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 12(a) or Section 12(b) above. The indemnifying party shall be entitled to participate in any such action and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if:

(iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or potential conflict of interest;

(iv) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party;

(v) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or

(vi) the indemnifying party authorized the indemnified party to employ separate counsel at the expense of the indemnifying party.

No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (x) includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a full and final release from all liability in respect to such claim or litigation and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party. Notwithstanding anything in this Section 12, in no event shall the indemnifying party be liable for fees, costs and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for any indemnified party.

(d) Contribution. In the event that the indemnity provided in Section 12(a) or Section 12(b) above is unavailable or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate Losses paid or payable (including reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating or defending same) to such indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other; provided, however, that the maximum amount of liability in respect of such contribution shall be limited in the case of any Securityholder to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Securityholder in connection with such registration. The parties agree that it would not be just and equitable if contribution pursuant to this Section 12(d) were determined by pro rata allocation (even if the Securityholders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12(d). The amount paid or payable by an indemnified party as a result of the Losses referred to above in this Section 12(d) shall be deemed to include any reasonable legal or other reasonable out-of-pocket expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12, each Person who controls any Securityholder, agent or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each director, officer, employee and agent of any such Securityholder, agent or underwriter shall have the same rights to contribution as such Securityholder, agent or underwriter, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 12(d).

(e) Survival. The provisions of this Section 12 will remain in full force and effect, regardless of any investigation made by or on behalf of any Securityholder or the Company or any of the officers, directors or controlling Persons referred to in this Section 12, and will survive the transfer of Registrable Securities.

13. Transfer of Registration Rights.

The rights of a Securityholder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, distribution, assignment, or other conveyance of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (a) such transfer, assignment or conveyance is effected in accordance with applicable securities laws and in compliance with the charter documents of the Company; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by executing and delivering to the Company a Joinder; and (c) the Company is given written notice by such Securityholder within twenty (20) Business Days of such transfer or assignment, stating the name and address of the transferee or assignee, identifying the Registrable Securities with respect to which such rights are being transferred or assigned and the total number of Registrable Securities and other Company Securities beneficially owned by such transferee or assignee.

14. Limitations on Subsequent Registration Rights.

From and after the date hereof, the Company shall not, without the prior written consent of the Securityholders beneficially owning a majority of Registrable Securities then outstanding, enter into any agreement (other than pursuant to Section 13 hereof) with any current or future holder of any Company Securities that would allow such current or future holder to require the Company to include securities in any Registration Statement other than an Excluded Registration filed by the Company or for Securityholders on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Securityholders of Registrable Securities hereunder; provided, that in no event shall the Company enter into any agreement (other than pursuant to Section 13 hereof) that would permit another holder of securities of the Company to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with a requesting Securityholder in a Public Offering pursuant to this Agreement.

15. Board Observer Right.

A Securityholder that, together with its Affiliates and Related Funds, owns more than 5% of the outstanding shares of the Voting Stock shall have the right to designate one Board observer who shall be entitled to attend all meetings of the Board of Directors and any committee thereof and receive all materials that are provided to directors of the Company or committee members; provided that such Board observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board of Directors or any committee thereof.

16. Amendment, Modification and Waivers; Further Assurances.

(a) Amendment. This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by a written instrument signed by (i) the Company, and (ii) the Securityholders of at least a majority of the Registrable Securities that are shares of Voting Stock; provided, that (1) no provision of this Agreement shall be modified or amended in a manner that is disproportionately and materially adverse to any Securityholder, without the prior written consent of such Securityholder, as applicable, and (2) none of the provisions of Sections 8(e) and 15 may be amended, modified, superseded or cancelled, unless such action is approved by the affirmative vote of the Securityholders of at least 66 2/3% of the Registrable Securities that are shares of Voting Stock. The terms and conditions of this Agreement may be waived only by written waiver signed by the party hereto waiving compliance.

(b) Notwithstanding Section 16(a), the addition of new parties to this Agreement in accordance with its terms as a result of any transfers permitted in accordance with this Agreement shall not be deemed to be an amendment requiring the consent of any Securityholder.

(c) Changes in Common Stock. If, and as often as, there are any changes in the Common Stock or other capital stock of the Company by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed and the Company shall make appropriate provision in connection with any merger, consolidation, reorganization or recapitalization that any successor to the Company (or resulting parent thereof) shall agree, as a condition to the consummation of any such transaction, to expressly assume the Company’s obligations hereunder.

(d) Effect of Waiver. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or as a waiver of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(e) Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

17. Miscellaneous.

(a) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Securityholders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Securityholder. No assignment of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Securityholder without the prior written consent of such Securityholder (such consent not to be unreasonably withheld).

(b) Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor; provided that the liability of the Securityholders shall be several and not joint. The Company and each other party hereto agrees and acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion obtain specific performance and/or injunctive relief (without posting any bond or other security) to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties hereby admit). Each of the parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

(c) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) e-mailed or sent by facsimile to the recipient or (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Securityholder at the address set forth on the signature page hereto (with copies sent at the address set forth below), or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

if to the Company:

Pioneer Energy Services Corp.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Bryce Seki, VP—General Counsel

E-mail: BSeki@pioneeres.com

with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Brian S. Hermann,

Elizabeth R. McColm,

Brian Bolin

Eugene Y. Park

E-mail:     bhermann@paulweiss.com

emccolm@paulweiss.com

bbolin@paulweiss.com

epark@paulweiss.com

if to any Securityholder, at its address and the address of any representative listed on its signature pages with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Damian S. Schaible

Natasha Tsiouris

Erik Jerrard

E-mail:     damian.schaible@davispolk.com,

natasha.tsiouris@davispolk.com

erik.jerrard@davispolk.com

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Brad Eric Scheler

Warren de Wied

John M. Bibona

E-mail:     brad.eric.scheler@friedfrank.com

warren.de.wied@friedfrank.com

john.bibona@friedfrank.com

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(d) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Securityholders of Registrable Securities in this Agreement.

(e) Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format (“pdf”), each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

(f) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include,” “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation.” The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

(g) Delivery by Facsimile and Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(h) Arm’s Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

(i) Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

(j) Governing Law. This Agreement and the exhibits, attachments and annexes hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of Delaware.

(k) Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware, or to the extent such court also does not have subject matter jurisdiction, another court of the State of Delaware, County of New Castle, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(l) Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 17(l) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(m) Complete Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, represent the complete agreement among the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings among the parties.

(n) Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(o) Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided that (i) any Securityholder may elect to terminate its rights under this Agreement by giving the Company written notice thereof and (ii) this Agreement shall automatically terminate with respect to a Securityholder that no longer holds any Registrable Securities; provided further that the provisions of Sections 8(b), 8(e), 9(e), 10, 11, 12, 15 and 17 shall survive any termination pursuant to this Section 17(o).

(p) Independent Agreement by the Securityholders. The obligations of each Securityholder hereunder are several and not joint with the obligations of any other Securityholder, and no provision of this Agreement is intended to confer any obligations on any Securityholder vis-à-vis any other Securityholder. Nothing contained herein, and no action taken by any Securityholder pursuant hereto, shall be deemed to constitute the Securityholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Securityholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

PIONEER ENERGY SERVICES CORP.

By:	/s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief
Financial Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

[SECURITYHOLDER]

By:
Name:
Title:

Address:

Telephone:

Fax No.:

E-mail:

SCHEDULE I

List of Holders of the Company Securities on the Effective Date

Redacted.

SCHEDULE II

Opt-Out Elections

None.

ANNEX A

Form of Joinder Agreement

THIS JOINDER AGREEMENT is made and entered into by the undersigned with reference to the following facts:

Reference is made to the Registration Rights Agreement, dated as of May 29, 2020, as amended (the “Registration Rights Agreement”), by and among Pioneer Energy Services Corp. (the “Company”) and the other parties thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed thereto in the Registration Rights Agreement.

As a condition to the acquisition of rights under the Registration Rights Agreement in accordance with the terms thereof, the undersigned agrees as follows:

1. The undersigned hereby agrees to be bound by the provisions of the Registration Rights Agreement and undertakes to perform each obligation as if a party thereunder and an original signatory thereto in such capacity.

2. This Joinder Agreement shall bind, and inure to the benefit of, the undersigned hereto and its respective devisees, heirs, personal and legal representatives, executors, administrators, successors and assigns.

3. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement.

[SECURITYHOLDER]

By:
Name:
Title:

Date:

Address:

Phone Number:

Facsimile Number:

E-mail for Notice:

I.R.S. I.D. Number:

Amount of Registrable Securities Acquired: